EXHIBIT 10.23

AGREEMENT NO. ____________________

This Agreement is entered into as of March 1, 1995 (the "Effective Date") between APPLIED VOICE TECHNOLOGY, INC., a Washington corporation ("AVT") and Allstar Systems, Inc. ("Dealer"). AVT and Dealer agree as follows:

SECTION 1. DEFINITIONS
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1.1 "CUSTOMER" means any person or entity acquiring a Product directly from
Dealer solely for Customer's internal use and not for resale.

1.2 "DEALER PRICE CATALOG" means AVT's Dealer Price Catalog, as AVT may revise such catalog from time to time. A current copy of the Dealer Price Catalog is attached as Exhibit 1.2.

1.3 "HARDWARE" means, with respect to each Product, the equipment that is incorporated in the Product, together with any updates to such equipment.

1.4 "PRODUCTS" means the Products listed in the Dealer Price Catalog.

1.5 "SOFTWARE" means, with respect to each Product, those computer programs and associated documentation that are incorporated in the Product, together with any updates to such programs and documentation.

1.6 "TERRITORY" means the area specified in Exhibit 1.6.

SECTION 2.  RELATIONSHIP OF THE PARTIES
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2.1   RIGHT TO DISTRIBUTE
AVT hereby appoints Dealer as a nonexclusive dealer of the Products in the Territory during the Term of this agreement and Dealer accepts that grant.

2.2 LIMITATION ON SUPPLY OF PRODUCTS
Dealer may supply Products only to Customers for purposes of installation in the Territory. Accordingly, but not by way of limitation, Dealer will not supply the Products to persons Dealer knows or has reason to know (i) intend to distribute or resupply the same or (ii) intend to install the Products outside the Territory.

SECTION 3.  MARKETING & SUPPORT RESPONSIBILITIES OF AVT
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3.1   TRAINING
AVT will provide training for Dealer's dedicated sales representatives and technical certified training for dedicated service personnel. Such training will be at a site designated by AVT. AVT may, at its option, charge for such training and for certification testing at AVT's standard rates, as they may be in effect from time to time. Dealer will be responsible for all costs and expenses (including, without limitation, expenses of travel, lodging and meals) incurred by Dealer's personnel in attending, receiving or securing training provided by AVT.


3.2   MARKETING LITERATURE
AVT will provide to Dealer, at AVT's published rates (or, if AVT has not published rates, at AVT's standard rates), reasonable amounts of marketing literature and other marketing the Products. Dealer will use such materials only for the purposes of performing its obligations under this Agreement. Dealer will not use any other promotional or marketing materials to market the Products without AVT's prior written consent.

3.3   TRADE SHOWS
AVT will attend such national trade shows as its determines are appropriate. AVT may also attend local trade shows in the Territory and in such cases, AVT will reasonably cooperate with Dealer in Dealer promotional efforts made in connection with such shows.

3.4   TECHNICAL ASSISTANCE CENTER
AVT will maintain a technical assistance center. At its technical assistance center, AVT will maintain an adequate staff of qualified technical support engineers who are knowledgeable in the installation, maintenance and overall implementation of the Products. The technical assistance center will be available to respond to Dealer's reasonable telephone or facsimile inquiries from dealer trained and certified personnel regarding the installation, maintenance and applications of the Products. The technical assistance center will operate during normal business hours (Pacific Time) Monday through Friday, except for AVT holidays, and will assist Dealer in routine and emergency troubles. AVT also will have available through the center a technician who will be directed to return calls in emergency situations during off

Allstar Systems, Inc.                                                     Page 1

hours, weekends, and holidays within one (1) hour of receipt. AVT reserves the right to refuse service to, or at its option, charge for such services requested by Dealer's personnel who have not received training and certification from AVT. AVT also reserves the right to charge for such services requested by Dealer technicians on products no longer covered by a valid AVT warranty (as provided in Section 7.1).

3.5   GENERAL SUPPORT
In addition to support provided through the technical assistance center, such support may include, in exceptional circumstances, visits of AVT technicians to the installation and maintenance sites. Dealer will pay for such support provided by AVT (other than as provided in Section 7.1) at AVT's standard rates and will also reimburse AVT for all travel and other expenses incurred in providing such support.

3.6   RESULTS OF END-USER SURVEYS
AVT may, from time to time, provide to Dealer results of surveys taken by AVT of end-users in the Territory in order to determine their satisfaction with the Products.

SECTION 4.  MARKETING, INSTALLATION AND SUPPORT RESPONSIBILITIES OF DEALER
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4.1   GENERAL MARKETING
Dealer will use its best efforts to develop demand for, promote, market and sell the Products throughout the Territory. Such efforts will include, but not be limited to purchasing, installing and maintaining AVT's standard demonstration system of the Products, as further described at Exhibit 5.5, at one or more of Dealer's sites within the Territory. Dealer will use the demonstration systems to demonstrate Product usage for prospective customers, for training, and for Dealer's internal use.

4.2   INFORMATION TO AVT
Dealer will provide to AVT marketing data, competitive information, and other relevant information as may be reasonably requested by AVT.

4.3   INSTALLATION
Dealer will properly install the Products at the location in the Territory designated by the Customer. When installing Products, Dealer will use personnel trained and certified by AVT, will perform the test procedures and diagnostic test programs for such Products as reasonably specified by AVT from time to time, and will otherwise comply with AVT's standard installation directives issued from time to time. Dealer will also provide written notice of each installation to AVT within thirty (30) days of the installation date. Such notice will specify the Customer's name, the installation location, the contact person for Customer, Customer's telephone configuration, Customer's modem telephone number and the password necessary to allow AVT to audit the system, and such other information as AVT may reasonably request.

4.4 SPARE PARTS, TOOLS AND DOCUMENTATION Dealer will maintain for each of its service locations the recommended spare parts, documentation and service manuals and recommended diagnostic tools described in Exhibit 5.5 and as otherwise reasonably directed by AVT from time to time.

4.5   SERVICE PERSONNEL
Dealer will maintain for each of its service locations at least one person trained and certified by AVT in the servicing of the Products.

4.6   PRODUCT MAINTENANCE
Dealer will perform maintenance of Products supplied by Dealer to Customers in a timely manner by responding to major system failures (non-operational systems or major functional problems) within four (4) hours and to minor failures within twenty-four (24) hours after notification, and in all cases, restore complete service as soon as possible. These requirements apply twenty-four (24) hours per day, seven (7) days a week without exception. If Dealer determines that it cannot meet the foregoing requirement with respect to a particular unit of Product, it will promptly notify AVT and provide AVT information as to the location of the unit and how the Customer can be contacted. All maintenance performed by Dealer will be of a good

Allstar Systems, Inc.                                                     Page 2

workmanlike quality and will otherwise comply with AVT's standard maintenance directives issued from time to time.

4.7   CUSTOMER TRAINING
Dealer will provide training to Customers as reasonably necessary for Customer's use of Products. Such training will be provided in connection with installation of Products and as may otherwise be requested by Customers. Such training will be provided in a timely fashion, will be performed by personnel trained by AVT, and will otherwise comply with AVT's standard customer training directives issued from time to time.

4.8   GENERAL SUPPORT
Dealer will provide general support to Customers in the use of the Product. Such support will include responses to reasonable technical and usage inquiries of Customers and the performance of routine moves, changes and additions to the Products reasonably requested by Customers.

4.9   COMPLAINTS
Dealer will investigate and report to AVT all Customer complaints with regard to Products sold by Dealer (including, but not limited to, warranty claims). Dealer will give immediate attention to, and will use its best efforts to promptly, courteously and equitably respond to, adjust and settle (without incurring any obligation or liability on behalf of AVT), all complaints received by Dealer from any current or potential Customer or anyone else arising out of or in connection with any Product or this Agreement. Dealer will promptly notify AVT of all such complaints and of any action taken (or to be taken) in connection with such complaints. In handling any complaints. Dealer will use its best efforts to maintain and promote the good will of and good public relations for AVT.

4.10  TRADEMARKS
Dealer will not use the names "AVT," "Applied Voice Technology," "CallXpress," "CallServer" or confusingly similar names in any promotion materials, telephone, or other listing, business card, letterhead, sign, or any other manner without the prior written consent of AVT. AVT hereby consents to the use of its name to the extent necessary to utilize materials furnished to Dealer under this paragraph 4.11 in connection with Dealer's normal sales activities. Other than as expressly permitted under this paragraph, AVT reserves all rights in AVT's trademarks, trade names, and logos, including the names of the Products. If any goodwill accrues to AVT's trademarks, trade names and logos as a result of Dealer's efforts, such goodwill inures exclusively to the benefit of, and Dealer will hold such goodwill in trust for, AVT.

4.11  INSTALLATION AND SUPPORT FOR NON-DEALER SUPPLIED PRODUCTS
Dealer will, upon AVT's request, provide installation, maintenance and general support for Products located in the Territory but supplied by others. Dealer will be compensated by AVT for such services at Dealer's then current rates or at such other rate as may be agreed upon by the parties, unless service is otherwise billable to Customer.

4.12  AVT PERFORMANCE
Dealer will allow AVT, or a third party selected by AVT, to perform Dealer's obligations under Sections 4.4, 4.7, 4.8, 4.9 and 7.4 in the event Dealer fails to perform such obligations within ten (10) days of notice by AVT. In the event AVT or a third party performs such obligations and Customers do not generally pay for such services, AVT will be entitled to reimbursement from Dealer for the reasonable costs of performing such obligations.

4.13  COMPLIANCE WITH LAWS
Dealer will comply with all applicable federal, state and local laws, regulations, rules and ordinances in the marketing of Products and refrain from engaging in any deceptive or unethical trade practices or any act which might harm the reputation of the Products or AVT.

SECTION 5.  PURCHASE ORDERS AND FINANCIAL MATTERS
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5.1   ORDERS
To obtain products from AVT, Dealer will place purchase orders with AVT in accordance with AVT's standard policies and procedures set forth in the Dealer Price Catalog.

Allstar Systems, Inc.                                                     Page 3

5.2   ACCEPTANCE OF PURCHASE ORDERS
Each purchase order will be subject to AVT's acceptance. AVT will not unreasonably withhold acceptance of purchase orders placed by Dealer. Acceptance of purchase orders will be by AVT's written acknowledgment. Rejected purchase orders will be of no force or effect.

5.3   TERMS CONTROL
Each purchase of Products by Dealer will be subject to, and will be governed by, this Agreement. AVT will not be bound by, and specifically objects to, any term, condition, or other provision which is different from or in addition to the provisions of this Agreement, the Purchase Order, or the Order Acknowledgment (whether or not it would materially alter this Agreement) which is profferred by Dealer in any purchase order, receipt, acceptance, confirmation, correspondence, or otherwise, unless AVT specifically agrees to such provision in a written instrument signed by AVT. In the event of any inconsistency between the provisions of the purchase order or order acknowledgment and the provisions of this Agreement, the provisions of this Agreement will control.

5.4   DELIVERY
Except as provided below, all Products will be delivered F.O.B. AVT's shipment facility in the United States. Title to the Hardware and risk of loss to the Products will pass to Dealer at AVT's shipment facility upon such delivery.

5.5   INITIAL PURCHASE
By executing this Agreement, Dealer hereby places a non-cancellable purchase order for the Products listed in Exhibit 5.5.

5.6   PRICES
Prices for the Products are set forth in the Dealer Price Catalog. Prices for Products are subject to change sixty (60) days after AVT's notice to Dealer of the change. Prices for Products will be those in effect at the time the order for such Products is received by AVT, provided such Products are shipped to Dealer within thirty (30) days of the price change. Prices are subject to discount pursuant to the terms of the bonus discount program set forth in the Dealer Price Catalog.

5.7 SHIPPING
All prices are F.O.B. AVT's shipment facility. Accordingly, Dealer will pay for freight, handling and shipping insurance. Dealer will also pay for all applicable excise, sales, use, and other such taxes unless Dealer has supplied AVT with a resale certificate or a certificate of use outside of Washington State in the form of Exhibit 5.7.

5.8   PAYMENT TERMS
Payment for Products is due and payable according to the terms set forth in
Exhibit 5.8. In accordance with the terms of that Exhibit, terms of payment are subject to change based on Dealer's payment history. Payments not made when due will bear a finance charge of one and one-half percent (1-1/2%) per month on the amount then due and outstanding from the date such payment is due to the date such payment is made. If Dealer's account is not kept current as provided herein, AVT will, in addition to its other rights and remedies, have the right, at its option, to terminate this Agreement in accordance with the provisions of
Section 8 and discontinue all further shipments to Dealer, even if AVT has accepted purchase orders, make all further shipments to Dealer on a C.O.D. or cash-in- advance basis, cancel accepted purchase orders, or require that, as a condition to further shipments, Dealer provide to AVT an irrevocable letter of credit in a form and amount, and issued by a bank, acceptable to AVT. In any action to collect amounts due, the prevailing party will be entitled to reasonable attorney's fees and costs.

5.9   NO ACCORD AND SATISFACTION
If Dealer pays, or AVT otherwise receives, a lesser amount than the full purchase price or other amount payable to AVT under this Agreement, such payment or receipt will not constitute or be construed other than as on account of the earliest amount due. AVT may accept any check or payment in any amount without prejudice to AVT's right to recover the balance of the purchase price or other amount due or to pursue any other right or remedy under this Agreement or otherwise by law. No endorsement or statement on any letter of credit, check, or payment or in any letter accompanying any letter of credit, check, or payment or elsewhere will constitute or be construed as an accord or satisfaction.

Allstar Systems, Inc.                                                     Page 4

5.10  SECURITY INTEREST
AVT reserves and Dealer grants to AVT a security interest in the Products supplied by AVT to Dealer and in the proceeds and accounts arising from or attributable to the disposition of such Products to secure the full and punctual performance of Dealer's monetary obligations for such Products under this Agreement. Such security interest will, to the extent permitted by applicable law, constitute a purchase money security interest. Dealer will execute such documents (including, but not limited to, Exhibit 5.10) as AVT may reasonably request to evidence or perfect such security interest. If Dealer fails to execute or deliver such documents, Dealer hereby appoints AVT as its attorney-in-fact to execute such documents on Dealer's behalf.

5.11  SUPPLY OF PRODUCTS
Dealer agrees to acquire Products solely from AVT. Additionally, but not by way of limitation of AVT's other rights, AVT reserves the right to discontinue supply of any of the Products to the Dealer in the event AVT generally discontinues active marketing of the Products.

5.12  FINANCIAL STATEMENTS
Dealer agrees that, unless Dealer uses only cash in advance or cash on delivery terms for payment of Products, Dealer will provide to AVT, upon request made by AVT from time to time, Dealer's most recent quarterly and/or annual financial statements. Such statements will include a balance sheet, an income statement, and statement of cash flow. When submitting such financial statements to AVT, Dealer will be deemed to have represented to AVT that such financial statements fairly present the financial condition of Dealer as of their date and that since such date there has been no adverse material change in such financial condition.

5.13  CREDIT LIMIT
AVT may grant Dealer a limited credit line. Dealer's outstanding invoices cannot exceed the sum of that amount. In addition to rejecting purchase orders, AVT may refuse to ship Products on accepted purchase orders if the order or shipment would increase the Dealer's outstanding balance above this limit. This limit may be increased or decreased by AVT at its discretion based upon Dealer's payment history with AVT or Dealer's financial condition.

SECTION 6.  SOFTWARE AND OTHER RIGHTS
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6.1 END-USER LICENSE AGREEMENT Products supplied by Dealer to Customers will be accompanied by the standard end-user license agreements then provided by AVT with the Software. Dealer will ensure that the end-user license agreements packaged with the Products are delivered to the Customer without modification or tampering. Pursuant to such end-user license agreements, the relevant developer grants to the user a license to use the Software.

6.2   SERIAL NUMBER
The Software is identified by a unique serial number and supports a specific system configuration. This system configuration can only be modified through upgrade kits obtained from AVT. Dealer will not install the Software, or otherwise allow it to be installed, on more than one system.

6.3   OWNERSHIP AND OTHER RIGHTS
AVT will retain all its title to and ownership of AVT Software and all copyrights, patent rights, and other such rights associated with AVT Software. Third-party developers have retained all title to and ownership of the third-party Software and all copyrights, patent rights, and other such rights associated with such third-party Software. Dealer has no right to modify the Products or copy the Software. Dealer will retain on all copies of the Software all copyright and proprietary rights notices that may be on such copies of the Software at the time of delivery to Dealer. Dealer will not remove markings, stickers, plates and other identification tags which bear AVT's name or its Product names (including, without limitation, "CallXpress") from any Product.

6.4   CONFIDENTIALITY
Each party will hold in confidence all confidential information received or otherwise obtained from the other, provided that all such information is provided in written form and is clearly marked as confidential. For purposes of this Section, "confidential information" will mean all information

Allstar Systems, Inc.                                                     Page 5

one party receives or otherwise obtains from the other party other than that information (i) which is in the public domain through no fault of the receiving party, (ii) which was already known to the receiving party, or (iii) which the receiving party independently obtained from a third party without restrictions on use confidentiality. "Confidential information" will for all relevant purposes be deemed to include the Software, even if the Software is not clearly marked as confidential. The parties may disclose confidential information to their respective employees with a need to know provided such employees are instructed to retain such information in confidence. In addition to the above obligations, Dealer will comply with the confidentiality restrictions contained in the end-user license agreements (including, without limitation, the restrictions on reverse engineering, decompiling, and disassembly) and will cause its employees and other persons to whom it may allow access to the Software to be bound by the provisions of this Section.

SECTION 7.  WARRANTY REPAIRS, AND UPDATES AND MODIFICATIONS
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7.1   WARRANTY
(a) AVT warrants to the Dealer that each unit of Product will perform as warranted by AVT in AVT warranty documentation included in the Dealer Price Catalog for AVT (the "Warranty Documentation"). AVT further warrants to the Dealer that Products will, on matters of infringement, be as warranted in the Warranty Documentation for that unit of Product. The foregoing warranties will, with respect to any particular unit of Product, be for the warranty period specified in the Warranty Documentation, but such warranty period will be deemed to commence upon shipment by AVT of that unit to Dealer. The foregoing warranties are subject to the limitations and conditions of, and benefit from the same exclusive remedies as, the warranties of the Warranty Documentation. AVT reserves the right to modify the terms and conditions of its warranties from time to time at its sole discretion by modifying the Warranty Documentation.

(b) AVT warrants that Products do not infringe any U.S. patent, U.S. copyright or trade secret. This warranty will not apply to any infringement to the extent the infringement arises out of any use or combination of the Products with any other products, goods, services, or other items furnished by anyone other than AVT (e.g., by Dealer or any Customer) other than the hardware for which it was designed, or to any modification or change not made by AVT. AVT will defend and indemnify Dealer from any and all claims, damages, liabilities, costs, and expenses (including but not limited to reasonable attorneys' fees) incurred or arising out of any claim of infringement of any U.S. patent, U.S. copyright or any trade secret by the Products; provided that Dealer notifies AVT of such proceeding promptly after Dealer receives notice thereof, AVT has control over the defense and settlement of the proceeding, Dealer provides such assistance in the defense and settlement of the proceeding as AVT may reasonably request, and Dealer complies with any settlement or court order made in connection with such proceeding (e.g., as to the future use of any infringing Products).

7.2   EXCLUSIVITY
AVT MAKES NO REPRESENTATION OR WARRANTY WITH REGARD TO ANY PRODUCT, AVT'S SERVICES, OR ANY OTHER ITEM FURNISHED UNDER THIS AGREEMENT, EXCEPT AS SPECIFICALLY SET FORTH IN THE WARRANTY DOCUMENTATION. EXCEPT AS SPECIFICALLY SET FORTH IN SECTION 7.1 AND THE WARRANTY DOCUMENTATION, AVT DISCLAIMS AND DEALER WAIVES AND RELEASES ALL RIGHTS AND REMEDIES OF DEALER AND ALL WARRANTIES AND OBLIGATIONS OF AVT, EXPRESS OR IMPLIED, ARISING BY LAW OR OTHERWISE, WITH RESPECT TO ANY PRODUCTS OR OTHER ITEMS DELIVERED BY OR ON BEHALF OF AVT UNDER THIS AGREEMENT, INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, IMPLIED WARRANTY ARISING FROM COURSE OF PERFORMANCE, COURSE OF DEALING, OR USAGE OF TRADE, AND CLAIM OF INFRINGEMENT.

Allstar Systems, Inc.                                                     Page 6

7.3 DEALER WARRANTIES/REPRESENTATIONS
Dealer will make no representations or warranties with respect to the Product except as contained in the Warranty Documentation. Dealer will expressly indicate to Customers that, except as expressly provided in the Warranty Documentation, they must look solely to Dealer in connection with any support or maintenance matters concerning the Products.

7.4   INDEMNITY
Except as set forth in paragraph 7.1 and the Warranty Documentation, Dealer releases and will defend, indemnify, and hold harmless AVT and its officers, directors, employees and agents and any of them from and against any and all claims, losses, harms, damages, liens, liabilities, costs, and expenses (including, but not limited to, reasonable attorneys' fees) arising out of or in connection with any use, possession, ownership, sale, transfer, or disposition of any Product or other item after delivery to Dealer, any performance of this Agreement by Dealer, any breach of or default under this Agreement by Dealer, or any act or omission of Dealer or any director, officer, employee, or agent of Dealer or anyone else acting for or on behalf of Dealer in connection with or related to this Agreement. To the fullest extent permitted by applicable law, this paragraph will apply regardless of the fault, negligence, strict liability, or product liability of AVT and its officers, directors, employees and agents or any of them.

7.5   UPDATES AND MODIFICATIONS
AVT reserves the right to create updates and modifications to the Products (the "Updates") from time to time at its discretion. The Products distributed to Dealer with current orders shall incorporate such Updates as AVT elects to make them available. In addition, AVT may offer Updates to the Dealer for re-supply to existing Customers in the form of upgrade kits. Such upgrade kits shall be supplied to Dealer at a price determined by AVT and subject to all of the other terms and conditions of this Agreement. What qualifies as an Update shall be determined by AVT at its discretion. In the event AVT develops Updates in order to conform the Products to the representations and warranties of the Warranty Documentation, AVT shall distribute such Updates at no additional charge to Dealer for prompt distribution to Customers to whom Dealer has already distributed Products. In such event, Dealer shall promptly supply the updated or modified Products to such Customers at no charge to AVT or the Customers.

SECTION 8.  TERM AND TERMINATION
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8.1   TERM
This Agreement will be for a term of (2) years (the "Term"), commencing as of the Effective Date. Except as otherwise provided at Section 8.3, AVT will fulfill all orders placed by Dealer during the Term (subject to provisions and conditions of Section 5) even if the anticipated delivery date falls after the termination or expiration of this Agreement. AVT may take reasonable measures to ensure payment for Products delivered after the termination or expiration of this Agreement.

8.2   TERMINATION
Notwithstanding Section 8.1, either party (the "Terminating Party") may terminate this Agreement at any time by delivering a written notice to the other party (the "Notified Party") in the event of:
     (a) the breach by the Notified Party of any terms and conditions of this Agreement (including, without limitation, any purchase order placed and accepted pursuant hereto) which is not cured within thirty (30) days (ten
     (10) days in the case of monetary breaches) of written notice of breach by the Terminating Party to the Notified Party;
     (b) in cases where the Notified Party is Dealer, any statement made by Dealer in the dealer application submitted to AVT or any representation and warranty made by Dealer pursuant to this Agreement proving to be materially false; or
     (c) the insolvency, bankruptcy or inability of the Notified Party to pay debts as and when due, or any general assignment by the Notified Party for the benefit of creditors, or the appointment of a receiver for all or a substantial party of the Notified Party's business or property.

Allstar Systems, Inc.                                                     Page 7

8.3   POST-TERMINATION
In the event of any early termination of this Agreement by AVT pursuant to
Section 8.2, AVT will be under no obligations to meet purchase orders placed by Dealer prior to termination which have not yet been fulfilled by AVT, even if such purchase orders have been accepted by AVT. However, unless AVT otherwise notifies Dealer in cases of termination by AVT pursuant to Section 8.2, upon expiration or termination of this Agreement (i) Dealer will be entitled to distribute the normally-ordered Products then remaining in stock with Dealer in accordance with all applicable provisions of this Agreement and (ii) the obligations of the parties under Section 7 will survive such expiration or termination to the extent required to meet the warranty obligations for those Products still under warranty at the time of the termination. Termination or expiration of this Agreement will not affect rights of the parties that have accrued prior to termination or expiration. The obligation of the parties under Sections 6.3 and 6.4 and 9.1 will survive and continue after termination or expiration of this Agreement. Termination or expiration of this Agreement will not affect rights of Customers under the end-user license agreements.

8.4   NON-EXCLUSIVE REMEDIES
Termination will be in addition to any other rights or remedies a party may have.

SECTION 9.  MISCELLANEOUS
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9.1 LIMITATION OF LIABILITY
AVT'S LIABILITY (WHETHER IN TORT, CONTRACT, OR OTHERWISE AND NOTWITHSTANDING ANY FAULT, NEGLIGENCE (WHETHER ACTIVE, PASSIVE, OR IMPUTED), PRODUCT LIABILITY, OR STRICT LIABILITY OF AVT) UNDER THIS AGREEMENT OR WITH REGARD TO ANY PRODUCTS, AVT'S SERVICES, OR OTHER ITEMS FURNISHED UNDER THIS AGREEMENT WILL IN NO EVENT EXCEED THE LESSOR OF $1,000,000 OR THE COMPENSATION PAID TO AVT BY DEALER UNDER
SECTION 5 DURING THE YEAR IN WHICH THE TRANSACTION GIVING RISE TO SUCH LIABILITY OCCURRED. IN NO EVENT WILL AVT BE LIABLE, WHETHER IN CONTRACT, WARRANTY, TORT (INCLUDING NEGLIGENCE (WHETHER ACTIVE, PASSIVE, OR IMPUTED), PRODUCT LIABILITY, OR STRICT LIABILITY), OR OTHERWISE TO DEALER OR TO ANY CUSTOMER OR OTHER PERSON FOR ANY INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF ITS PERFORMANCE OR NONPERFORMANCE OF THIS AGREEMENT OR THE USE OF, INABILITY TO USE, OR RESULTS OF USE OF ANY PRODUCTS.

9.2   EXCUSED PERFORMANCE
Neither party will be liable for, or be considered to be in breach of or default under this Agreement on account of, any delay or failure to perform as required by this Agreement (other than for payment under Section 5) as a result of any cause or condition beyond such party's reasonable control (including but not limited to: fire, explosions, earthquakes, storms, flood, wind, drought, and acts of God or the elements; court orders; acts, delays, and failures to act by civil, military, or other governmental authority; strikes, lockouts, labor disputes, riots, insurrections, sabotage, and war; breakdown or destruction of, or damage or casualty to, any equipment, facilities, or other property; unavailability of materials, supplies, parts, equipment, personnel, or other necessary items; interruption, suspension, curtailment, or other disruption of utilities; and acts or omissions of person or entities other than such party.)

9.3   NOTICES
Any notice or other communication required or permitted to be given by either party hereto (including without limitation, purchase orders and acknowledgments of the same) will be given in writing by personal delivery, by facsimile transmission and confirmed by dispatch of the same notice to the concerned party by postage prepaid mail, or by registered certified mail, postage prepaid, delivered, dispatched or addressed to the concerned party at the address or number specified below:
If to AVT:Applied Voice Technology, Inc.
          11410 N.E. 122nd Way
          P.O. Box 97025
          Kirkland, Washington 98033

Allstar Systems, Inc.                                                     Page 8

If Dealer:Allstar Systems
          Michael Torigian
          6401 SW Freeway
          Houston, TX 77074

or to such other addresses and numbers either party hereto may indicate by proper notice to the other in the same manner as provided for in this Section. Notices will be deemed effective on the date of delivery, in the case of personal delivery, on the date of deposit in the mails of a confirming copy of a facsimile notice, in the case of such notice, and three (3) business days after mailing in accordance with the provisions of this Section, in the case of mailing.

9.4   ASSIGNMENT
Dealer may not assign, transfer, delegate or subcontract, in whole or in part, directly or indirectly, by operation of law (including, without limitation, merger) or otherwise, any of its rights or obligations under this Agreement without the prior written consent of AVT. For purposes of this Section, any transfer of stock or partnership interests in Dealer pursuant to which that person or group of persons presently owning or controlling more than fifty percent (50%) of the stock entitled to elect directors or the partnership interests representing more than fifty percent (50%) of the interests in Dealer's profits and losses, as the case may be, no longer owns or controls such percentages of such stock or such partnership interests will be deemed an event of assignment by Dealer. Subject to the foregoing, this Agreement will be binding upon and inure to the benefit of each party and their respective successors and assigns.

9.5   ENTIRE AGREEMENT
This Agreement is the entire agreement and supersedes any prior oral or written statements, agreements or representations regarding the subject matter contained herein and may be changed only by a written instrument signed by both parties.

9.6   NONWAIVER
The waiver by either party of any default or breach under this Agreement will not constitute a waiver of any subsequent default or breach of the same or a different kind.

9.7   ARBITRATION
If any dispute arises under this Agreement, the parties agree that a good faith attempt to resolve the dispute will be made by presenting the position of the parties to the Vice President of Sales & Marketing of AVT and the President of Dealer at a meeting at a neutral site. If no such meeting can be arranged within two (2) weeks of request for such meeting or the named individuals are unable to reach agreement within one (1) week after such meeting, the parties agree that the dispute will be settled by binding arbitration. All disputes arising in connection with the Agreement will be finally settled under the rules of conciliation and arbitration of the International Chamber of Commerce by one English-speaking arbitrator appointed in accordance with the rules, and hearings thereon will be held in Seattle, Washington, U.S.A.

9.8   CONSTRUCTION
This Agreement will be interpreted, construed, and enforced in all respects in accordance with the local laws of the State of Washington, U.S.A. without reference to its choice of laws principles and not including the provisions of the 1980 U.N. Convention on Contracts for the International Sale of Goods. The English language version of this Agreement will control.

9.9   FORUM SELECTION

Dealer will not commence or prosecute any suit, proceeding or claim to enforce the provisions of this Agreement or a purchase order, or otherwise arising under or by reasons of this Agreement or a purchase order, other than in the courts of the State of Washington, U.S.A., King County, or the United States District Court for the Western District of Washington at Seattle. Each party irrevocably consents to the jurisdiction of the above-identified courts.

9.10  INDEPENDENT CONTRACTOR
AVT and Dealer are, and at all times during the Term of this Agreement will remain, independent contractors. Neither party will be deemed an agent, partner, or joint venturer of the other party. In no event will either party at any time

Allstar Systems, Inc.                                                     Page 9

have authority to make any contracts or commitments on behalf of or as an agent of the other party.

9.11  NO THIRD-PARTY BENEFICIARY
No agreement herein will be deemed to be made for the benefit of any Customer or any third party.

EXECUTED AND AGREED TO ON THE DATE FIRST WRITTEN ABOVE.

DEALER:   Allstar Systems, Inc.
By:       /s/ MICHAEL TORIGIAN
              Michael Torigian
Title:    V.P. Telecom

APPLIED VOICE TECHNOLOGY, INC.

By:       /s/ SIGNATURE ILLEGIBLE

Title:    President & CEO

Allstar Systems, Inc.                                                    Page 10

EXHIBIT 1.2
- --------------------------------------------------------------------------------

[ATTACH DEALER PRICE CATALOG]

Allstar Systems, Inc.                                                    Page 11

EXHIBIT 1.6

TERRITORY
- --------------------------------------------------------------------------------


The Territory consents of the following counties in the following state(s):

STATE(S): TEXAS

COUNTIES: Dallas, Tarant, Denton, Johnson, Wise, Collin, Buckishaw


Allstar Systems, Inc.                                                    Page 12

EXHIBIT 5.5

INITIAL PURCHASE ORDER
- --------------------------------------------------------------------------------



PRODUCT DEMONSTRATION SYSTEMS

QUANTITY        CONFIGURATION                           UNIT PRICE     EXTENSION
1.
2.
3.
4.
5.
                Subtotal                     $
                Less: Demo Discount          $
                Demo System Subtotal         $



INITIAL SYSTEMS
- --------------------------------------------------------------------------------



QUANTITY        CONFIGURATION                           UNIT PRICE     EXTENSION
1.
2.
3.
4.
5.
                Subtotal                     $
                Less: Demo Discount          $
                Initial System Subtotal      $

Allstar Systems, Inc.                                                    Page 13

INITIAL PURCHASE ORDER (CONTINUED)
- --------------------------------------------------------------------------------

SPARE PARTS (1 OF EACH PER SERVICE LOCATION)

QUANTITY        CONFIGURATION                           UNIT PRICE     EXTENSION
1.
2.
3.
4.
5.
6.
7.
8.
                Subtotal                     $



DIAGNOSTIC TOOLS (1 OF EACH PER SERVICE LOCATION)

QUANTITY        CONFIGURATION                           UNIT PRICE     EXTENSION
1.
2.
3.
4.
5.
                Subtotal                     $
                Less: Discount Bonus         $
                Diagnostic Tools Subtotal    $
                Initial Purchase Total       $

Allstar Systems, Inc.                                                    Page 14

EXHIBIT 5.7

SALES TAX CERTIFICATES
- --------------------------------------------------------------------------------

RESALE CERTIFICATE
The undersigned hereby certifies that the items subject of the Purchase Order to which this Certificate is attached are obtained for resale without intervening use by the undersigned in the regular course of business or are to be used as an ingredient or component part of a new article of tangible personal property to be produced for sale. This Certificate is given with full knowledge of and subject to legally prescribed penalties for fraud and evasion. Company:


Address:


Washington State Tax Registration No.: (if applicable)


Name as Registered:


Type of Business:
                                       By

                                      Title

                                      Date



CERTIFICATE OF USE OUTSIDE OF WASHINGTON
- --------------------------------------------------------------------------------

The undersigned is acquiring the Products from Applied Voice Technology, Inc., for purposes of use outside of the State of Washington and the undersigned will not use or distribute the Products delivered by Applied Voice Technology, Inc. to the undersigned in the State of Washington. This Certificate is given with full knowledge of, and subject to, legally prescribed penalties for fraud and evasion.

                                      By:    /s/ Michael Torigian

                                      Title: VP Telecom

                                      Date:  3/1/95



Allstar Systems, Inc.                                                    Page 15

EXHIBIT 5.8

PAYMENT TERMS
- --------------------------------------------------------------------------------

INITIAL PURCHASE ORDER "DEMO SYSTEM" PURSUANT TO SECTION 5.5:
Payment terms are 50% deposit on Effective Date, with the remainder due net sixty (60) days from the Effective Date.

INITIAL PURCHASE ORDER "OTHER ITEMS" PURSUANT TO SECTION 5.5 Payment terms are standard as described below:

SUBSEQUENT PURCHASES:

1. Payment for subsequent purchase orders shall be due net thirty (30) days from the shipment date of the Products.

2. Payments received within ten (10) days of the shipment date of the Products will result in a 3% prompt payment rebate, which will be credited to your account at the end of each month.

3. Orders received with full payment in advance of shipment will receive a 5% cash discount.

4. Overdue payment amounts will be assessed a finance charge of 1-1/2% per month from the date payment is due to the date payment is made.

Allstar Systems, Inc.                                                    Page 16

EXHIBIT 5.10

FINANCING STATEMENT
- --------------------------------------------------------------------------------

Return to recorded original to:
Applied Voice Technology, Inc.
11410 N.E. 122nd Way
P.O. Box 97025
Kirkland, WA 98033

1.    DEBTOR:             Allstar Systems
                          6401 S.W. Freeway
                          Houston, Texas 77074

2.    SECURED PARTY:      Applied Voice Technology, Inc.
                          11410 N.E. 122nd Way
                          P.O. Box 97025
                          Kirkland, WA 98033

3.    THIS FINANCING STATEMENT COVERS THE FOLLOWING PROPERTY:

      All Applied Voice Technology, Inc. supplied inventory and equipment (including, without limitation, voice and call processing products, computer hardware and software and documentation) and all proceeds and accounts arising from or attributable to disposition of such items.

DEBTOR:                                     SECURED PARTY:

ALLSTAR SYSTEMS                             APPLIED VOICE TECHNOLOGY

Dealer Name

By: /s/ DONALD R. CHADWICK                   By: /s/  SIGNATURE ILLEGIBLE
        Donald R. Chadwick

Title: CFO                                   Title: President & CEO


Allstar Systems, Inc.                                                    Page 17